UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 2006

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Employment Agreement — R. Scott Jones (appointed President and Chief Executive Officer)

In connection with the appointment of R. Scott Jones as the President and Chief Executive Officer of Cantel Medical Corp. (the “Company”), as further discussed in Item 5.02 below, on December 18, 2006, the Company and Mr. Jones entered into an Employment Agreement (the “Agreement”) that continues on a year-to-year basis until terminated in accordance with its terms.  The Agreement provides for (i) an annual base salary of $450,000 and (ii) a guaranteed bonus of $450,000 during calendar year 2007 and eligibility to receive an annual bonus thereafter (targeted at no less than $450,000) based on the achievement of performance targets to be determined annually. Mr. Jones will also be entitled to other benefits to the extent generally made available by the Company to its senior executive officers. If Mr. Jones is terminated without “cause” or if Mr. Jones elects to terminate his employment within ninety (90) days following a “Change in Control” (as defined in the Agreement), he will be entitled to receive as severance, one year’s base salary plus an amount equal to the bonus earned during the year his employment is terminated. In addition, following a Change in Control, the Agreement contains a non-competition provision applicable for two years following termination of Mr. Jones’ employment.

In addition, the agreement provides for a stock option grant as of December 18, 2006 covering 150,000 shares of the Company’s Common Stock at an exercise price of $16.75 per share, as well as the issuance on January 10, 2007 (subject to stockholder approval of the Company’s 2006 Equity Incentive Plan) of 60,000 restricted shares of the Company’s Common Stock. The option will have a five-year term and both the options and the restricted shares will “vest” in three equal annual installments commencing one year from the date of grant. In the event of a termination of Mr. Jones’ employment in connection with a Change in Control, the option and the restricted shares will automatically become fully vested; and in the event the Company terminates Mr. Jones’ employment without cause, then a portion of the next annual installment of the option and restricted shares will vest on a pro-rata basis through the date of termination.

The Agreement also provides for discretionary increases in base salary as well as additional  bonus and equity compensation as determined by the independent directors of the Board of Directors acting upon a recommendation by the Compensation Committee.

Employment Agreement Extensions

On December 18, 2006, the Company extended the employment agreement of Andrew A. Krakauer by two years, through July 31, 2009. In addition, effective with the Company’s fiscal year ending July 31, 2008, the bonus formula under the agreement will be based on the achievement of performance targets to be determined annually, with a bonus target of 30%-70% of base salary.

On December 18, 2006, the Company also extended the employment agreements of Eric W. Nodiff, Senior Vice President and General Counsel, Seth R. Segel, Senior Vice President — Corporate Development, Craig A. Sheldon, Senior Vice President and Chief Financial Officer, and Steven C. Anaya, Vice President and Controller, by one year, Mr. Nodiff’s through December

31, 2008 and Messrs. Segel, Sheldon and Anaya through October 31, 2008. Likewise, on said date, Minntech Corporation, a wholly-owned subsidiary of the Company, extended the employment agreement of Roy K. Malkin, President of Minntech Corporation by one year, through October 31, 2008.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

Effective as of December 18, 2006, R. Scott Jones (age 48) commenced employment as the Company’s President and Chief Executive Officer.  Mr. Jones will serve pursuant to the terms of the Agreement described in Item 1.01 above. The hiring of Mr. Jones comes after the public announcement, on October 6, 2006, that James P. Reilly, 66, President and Chief Executive Officer of the Company since 1989, will retire upon the expiration of his employment agreement on July 31, 2007 or upon the appointment of a successor.

Prior to joining the Company, Mr. Jones served as President and Chief Executive Officer of Symphony Health Services, Inc., a leading provider of contract healthcare services with over 6,000 employees, during the period October 2004 to December 2006 Symphony Health Services was acquired by RehabCare Group Inc. (NYSE: RHB) in July 2006. From July 2001 to June 2003, Mr. Jones served as President and Chief Executive Officer of Accentia, Inc., an international specialty bio-pharmaceutical company.

On December 18, 2006, Mr. Reilly advised the Board of Directors that he would resign as an officer, employee and director of the Company effective December 31, 2006.  Following his retirement, Mr. Reilly will provide part-time consulting services to the Company for a five-year period, as contemplated by the terms of his Employment Agreement dated August 1, 2005.  Mr. Reilly’s consulting fee will be approximately $111,000 per year, with annual cost of living increases based on increases in a designated Consumer Price Index. Mr. Reilly will not receive any severance payments following the termination of his employment.

Mr. Jones will become a director of the Company on January 1, 2007, filling the vacancy resulting from Mr. Reilly’s resignation. In addition, at the Company’s Annual Meeting of Directors to be held on January 10, 2007, Mr. Jones will be named as a director nominee in place of Mr. Reilly.

Item 9.01                                         Financial Statements and Exhibits

(c)                                  The following exhibits are filed herewith:

10.1                             Employment Agreement dated as of December 18, 2006 between the Company and R. Scott Jones.

10.2                             Letter Agreement dated as of December 18, 2006 between the Company and Andrew A. Krakauer.

10.3                             Letter Agreement dated as of December 18, 2006 between the Company and Eric W. Nodiff.

10.4                             Letter Agreement dated as of December 18, 2006 between the Company and Seth R. Segel.

10.5                             Letter Agreement dated as of December 18, 2006 between the Company and Craig A. Sheldon.

10.6                             Letter Agreement dated as of December 18, 2006 between the Company and Steven C.Anaya.

10.7                             Letter Agreement dated as of December 18, 2006 between Minntech Corporation and Roy K. Malkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Eric W. Nodiff
Eric W. Nodiff
Senior Vice President and General Counsel

Date: December 22, 2006